UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 615-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 2, 2013, Cereplast, Inc. (the “Company”) entered into an amendment to stock purchase agreement (the “Purchase Agreement Amendment”) with Ironridge Technology Co. (“Ironridge”). The Purchase Agreement Amendment amended the terms of the stock purchase agreement between the Company and Ironridge, dated August 24, 2012 (as amended, the “Purchase Agreement”), such that (i) as a condition to additional closings under the Purchase Agreement, there must be a registration statement covering such number of shares reasonably necessary for conversion of all of the then outstanding shares of Series A Preferred Stock and such additional shares to be issued at such addition closing (rather than twice the number of such shares, as required under the Purchase Agreement prior to the parties’ entering into the Purchase Agreement Amendment), and (ii) Ironridge may not assign any of its rights or obligations under the Purchase Agreement.

On January 2, 2013, Cereplast entered into an amendment to registration rights agreement (the “Registration Rights Agreement Amendment”) with Ironridge. The Registration Rights Agreement Amendment amended the terms of the registration rights agreement between the Company and Ironridge, dated August 24, 2012 (as amended, the “Registration Rights Agreement”), to extend by 60 days, to March 30, 2013, the date by which the Company is required to have the registration statement filed pursuant to the Registration Rights Agreement declared effective.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Amendment to Stock Purchase Agreement, dated January 2, 2013, between the Company and Ironridge.

10.2	Amendment to Registration Rights Agreement, dated January 2, 2013, between the Company and Ironridge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 8, 2013

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer

3